UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) On October 24, 2012, Best Buy Co., Inc. (the “registrant” or "Best Buy" or the “Company”) announced that, in conjunction with the leadership restructuring of the U.S. business, Mr. Michael A. Vitelli is retiring from the Company as Executive Vice President and President, U.S. In order to allow for a smooth transition through the holiday season, Mr. Vitelli has agreed to continue his employment with Best Buy through the end of the registrant's 2013 fiscal year on February 3, 2013 (the “retirement date”), unless earlier terminated by mutual agreement.

In connection with his departure from Best Buy, Mr. Vitelli entered into a Confidential Employment Separation and General Release Agreement (the “Separation Agreement”) with the registrant, which includes, among other terms, the following provisions regarding amounts and other benefits due to Mr. Vitelli upon his retirement:

•	Compensation for a Short-Term Incentive award, if earned, for the registrant's 2013 fiscal year and accrued but unused vacation;

•	Vested stock options will be exercisable for 60 days following the retirement date;

•
Consistent with the value of separation benefits established for executives of similar position under the registrant's ERISA plan, (1) 18 months of medical, dental and vision insurance coverage and (2) a lump sum payment of $1,450,000, consisting of 24 months of base salary ($1,400,000) and additional consideration of $50,000, less employment tax withholdings, which payment is to be made within 30 days of the retirement date; and

•
Pursuant to the terms of previously disclosed award agreements with Mr. Vitelli, the vesting, as of the retirement date, of (1) all unvested restricted shares of the registrant held by Mr. Vitelli under the Continuity Award agreement entered into on June 21, 2012 (as of October 24, 2012, 77,002 shares), and (2) two-thirds of the unvested restricted shares held by him under the Retention Award agreement entered into on April 6, 2011 (as of October 24, 2012, 46,667 shares), with the remaining one-third of such shares not to vest (as of October 24, 2012, 23,333 shares).

In the event that Mr. Vitelli violates any provision of the Separation Agreement, Best Buy will be entitled to recover the lump-sum payment and to cancel any unexercised stock options. As is standard in such agreements, Mr. Vitelli has agreed that he will not compete with Best Buy or solicit its employees, customers, suppliers and certain other persons on a world-wide basis for a period of one year following the retirement date. The Separation Agreement also provides for a standard release of claims to be executed on the retirement date.

Item 7.01	Regulation FD Disclosure.

On October 24, 2012, Best Buy issued a news release announcing the following items:

•	Leadership changes within the U.S. business;

•	An Analyst and Investor Day to be held on November 1, 2012; and

•	An update of expected results for the fiscal third quarter ending November 3, 2012.

The news release issued on October 24, 2012, is furnished as Exhibit 99 to this Current Report on Form 8-K. The registrant’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q, and 8-K, and other publicly available information should be consulted for other important information about the registrant.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99) constitute forward-looking statements within the meaning of the "safe-harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and/or its management. The registrant's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, the risk factors set forth in the registrant's filings with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99
News release issued October 24, 2012. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: October 24, 2012	By:	SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer

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